STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

RHONDA KEAVENEY

NV

Job:C20180309-0152
March 12, 2018

Special Handling Instructions:
RHONDA8058@GMAIL.COM
PWR 3-12-18
A&A
0309-0152

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00010914346-68		52	$2.00	$104.00
Total					$104.00

Payments

Type	Description	Amount
Credit	5208798864276154703072	$104.00
Total		$104.00

Credit Balance: $0.00

Job Contents:
NV Corp Copy Request Cover Letter(s): 1

RHONDA KEAVENEY

NV

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Copy Request

March 12, 2018

Job Number: C20180309-0152
Reference Number: 00010914346-68
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
C24140-1996-001	Articles of Incorporation	10 Pages/1 Copies
C24140-1996-003	Articles of Merger	13 Pages/1 Copies
20080018053-87	Amendment	5 Pages/1 Copies
20080652616-36	Certificate of Correction	1 Pages/1 Copies
20090763328-10	Amended & Restated Articles	6 Pages/1 Copies
20110368589-33	Amendment	1 Pages/1 Copies
20110787798-40	Certificate of Designation	6 Pages/1 Copies
20110823115-74	Amendment	1 Pages/1 Copies
20120371603-15	Amendment	1 Pages/1 Copies
20130327313-95	Amendment	1 Pages/1 Copies
20180105077-21	Amendment	1 Pages/1 Copies
20180106115-15	Amendment	5 Pages/1 Copies
20180107662-53	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Barbara K. Cegavske
Secretary of State

ARTICLES OF INCORPORATION
OF
PIRANHA INTERACTIVE PUBLISHING, INC.

1. The name of the Corporation is Piranha Interactive Publishing, Inc.

2. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

3. The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Nevada, as the same may be amended from time to time, including but not limited to the business of interactive multimedia software publishing.

4. The total authorized capital stock of the Corporation is Twenty Million (20,000,000) shares of common stock, $.001 par value, and Five Million (5,000,000) shares of preferred stock, $.001 par value. Such shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors

As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designations, voting powers, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

5. The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased up to ten (10) or decreased in such manner as shall be provided by the Bylaws of this Corporation. The first Board of Directors shall consist of three (3) directors.

The number of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held, respectively, and thereafter until the third annual meeting of stockholders to be held after their election and until their successors shall be elected and shall qualify. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided in the Bylaws. In case of any decreases in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in these Articles, by law or in the Bylaws.

The names and mailing addresses of the first Board of Directors who are to serve until the first, second and third annual meetings of the stockholders and until their successors are elected and qualified, and the class designation and term of office of each director is as follows:

NAME	CLASS & TERM	POST OFFICE ADDRESS
Timothy M. Brannan	III, Term Ending 1999	1839 West Drake, Suite B Tempe, AZ 85283
Keith Higginson	II, Term Ending 1998	1839 West Drake, Suite B Tempe, AZ 85283
J. Wade Stallings, II	I, Term Ending 1997	1839 West Drake, Suite B Tempe, AZ 85283

6. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

7. The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS
Loren D. Bates	3225 N. Central Avenue Phoenix, Arizona 85012
Jennifer Hunt	3225 N. Central Avenue Phoenix, Arizona 85012
Vickie Prince	3225 N. Central Avenue Phoenix, Arizona 85012

8. The Corporation is to have perpetual existence.

9. The fiscal year of the Corporation shall initially end on December 31 and begin on January 1 of each year; provided, however, that such date may be changed from time to time as determined by the Board of Directors to be in the best interest of the Corporation.

10. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada statutes, or the rules and regulations promulgated thereunder) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

11. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

12. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, Director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

13. Pursuant to Nevada Revised Statutes Section 78.378, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, as the same may be amended from time to time; and further, pursuant to Nevada Revised Statutes Section 78.434, the Corporation elects not to be gover[illegible] by the provisions of Nevada Revised Statutes Sections 78.411 to 78.444, inclusive, as the same may be amended from time to time.

14. Any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

(a) In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article 14, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required

notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) The provisions of paragraph (a) of this Article 14 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

(c) For the purposes of this Article 14:

1. The term "Business Combination" shall mean:

A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other Corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

C. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to these Articles of Incorporation or the

Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

D. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

E. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 4 of these Articles of Incorporation.

3. The term "person" shall mean any individual, firm, Corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has

any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that these Articles of Incorporation are accepted for filing by the Nevada Secretary of State (the term "registrant" in said Rule 12b-2 meaning in this case, the Corporation).

7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

8. The term "Continuing Director" means (i) any member of the Board of Directors on the date of the filing of these Articles of Incorporation with the Nevada Secretary of State, and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq Small Cap Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

10. The term "Voting Stock" means stock of any class or series entitled to vote generally in the election of directors.

(d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 14 on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate, (4) whether the proposed action is with, or proposed by, or on behalf of, an interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

(e) Nothing contained in this Article 14 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) For the purposes of this Article 14, a Business Combination or any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Article 14 (collectively, the "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

15. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter previously prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything to the contrary in these Articles of Incorporation to the contrary, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, these Articles. Notwithstanding the foregoing, only the affirmative vote of a majority of the outstanding shares of stock of this Corporation entitled to vote and represented at a meeting at which a quorum is constituted shall be required to amend, alter, change or repeal, or adopt

any provision inconsistent with, these Articles which has been recommended by a majority of the Continuing Directors for adoption by the stockholders.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 22nd day of November, 1996.

Loren D. Bates, Incorporator

Jennifer Hunt, Incorporator

Vickie Prince, Incorporator

STATE OF ARIZONA)
) ss.
County of Maricopa)

On this 22nd day of November, 1996, before me, a Notary Public, personally appeared Loren D. Bates, Jennifer Hunt and Vickie Prince who acknowledged that they executed the above instrument.

OFFICIAL SEAL
CANDICE MAERZ
Notary Public - State of Arizona
MARICOPA COUNTY
My Comm. Expires July 5, 1997

(Notary Seal)

Notary Public

My commission expires:

July 5, 1997

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 22 1996

DEAN HELLER SECRETARY OF STATE

No. C24740-96

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT OF

PIRANHA INTERACTIVE PUBLISHING, INC.

The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

The Corporation Trust Company of Nevada, Resident Agent

By ______________________
William C. Bradford, Jr., Assistant Secretary

Date: November 22, 1996

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 25 1996
C-24140-96
DEAN HELLER SECRETARY OF STATE
No. ______

Original
11/21/96

cmtt
107504

ARTICLES OF MERGER

OF

PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation,

INTO

PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation,

These Articles of Merger are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-1105 of the Arizona Business Corporation Act by the undersigned corporations.

FIRST: The names, addresses of the known places of business, and states of incorporation of the merging corporations are as follows:

Name and Address	State of Incorporation
Piranha Interactive Publishing, Inc. 1839 West Drake, Suite B Tempe, Arizona 85283	Arizona
Piranha Interactive Publishing, Inc. 1839 West Drake, Suite B Tempe, Arizona 85283	Nevada

SECOND: The name and address of the s[illegible]gent of the surviving corporation, Piranha Interactive Publishing, Inc., a Nevada corporation, is:

The Corporation Trust Company of Nevada
One East First Street
Reno, Nevada 89501

THIRD: There were no amendments to the Articles of Incorporation of the Surviving corporation.

FOURTH: The Plan of Merger attached hereto as Exhibit "A" was approved by the shareholders of the undersigned corporations in the manner prescribed by the Arizona Business Corporation Act.

FIFTH: As to each such corporation, the number of shares of stock issued and outstanding are as follows:

Name of Corporation	Number of Shares of Issued and Outstanding Common Stock
Piranha Interactive Publishing, Inc., an Arizona corporation ("Piranha-Arizona").	4,959 shares, no par value common stock
Piranha Interactive Publishing, Inc., a Nevada corporation ("Piranha-Nevada")	1 share, $.001 par value common stock

Holders of each share of the 4,959 shares of common stock of Piranha-Arizona and the one share of common stock of Piranha-Nevada were entitled to cast one vote for each share held on the Plan of Merger. Piranha-Arizona has no class of stock authorized other than common stock. Piranha-Nevada has authorized a class of preferred stock, but no shares have been issued.

SIXTH: As to each such corporation, the number of shares voted for or against such Plan of Merger, respectively, are as follows:

Name of Corporation	Voted For	Voted Against
Piranha-Arizona	4,959	0
Piranha-Nevada	1	0

SEVENTH: The Arizona Corporation Commission is appointed as the corporation's agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger or share exchange.

[SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, Piranha-Arizona and Piranha-Nevada have caused these Articles of Merger to be executed by their respective duly authorized officers on this 22 day of November, 1996.

PIRANHA INTERACTIVE PUBLISHING, INC.,
an Arizona corporation

By [signature]
Name: Timothy M. Brannan
Title: President

By [signature]
Name: J. Wade Stallings II
Title: Vice President and Secretary

PIRANHA INTERACTIVE PUBLISHING, INC.
a Nevada corporation

By [signature]
Name: Timothy M. Brannan
Title: President

By [signature]
Name: J. Wade Stallings II
Title: Vice President and Secretary

STATE OF ARIZONA)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the Corporation.

[signature]
Notary Public

My commission expires:

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by J. Wade Stallings II, the Vice President and Secretary of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the Corporation.

[signature]
Notary Public

My commission expires:

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., a Nevada corporation, for and on behalf of the Corporation.

Karen Ann Simmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
) ss.
County of Maricopa)

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by J. Wade Stallings II, the Vice President and Secretary of Piranha Interactive Publishing, Inc., a Nevada corporation, for and on behalf of the Corporation.

Karen Ann Simmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of November 22, 1996, by and between PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation ("Piranha-Arizona" or a "Constituent Corporation") whose principal place of business is: 1839 West Drake, Suite B, Tempe, Arizona 85283, and PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation ("Piranha-Nevada" or a "Constituent Corporation") whose principal place of business is: 1839 West Drake, Suite B, Tempe, Arizona 85283:

WHEREAS, Piranha-Arizona has determined that it is in the best interests of the Corporation to change the state of its incorporation from the State of Arizona to the State of Nevada; and

WHEREAS, Piranha-Arizona caused Piranha-Nevada to be formed and desires to merge with and into Piranha-Nevada for the purpose of accomplishing such change; and

WHEREAS, Piranha-Nevada desires to merge with Piranha-Arizona pursuant to Nevada Revised Statutes Chapter 92A; and

WHEREAS, the parties desire to exchange all shares of the common stock of Piranha-Arizona for shares of Piranha-Nevada (the "Merger"), upon the terms, and subject to the conditions, set forth in this Agreement and Plan of Merger (the "Agreement") in accordance with the laws of the State of Arizona and the State of Nevada; and

WHEREAS, the authorized capital stock of Piranha-Arizona consists of the following: 10,000,000 shares of common stock, no par value (the "Piranha-Arizona Common Stock"), of which 4,959 shares are issued and outstanding; and

WHEREAS, the authorized capital stock of Piranha-Nevada consists of 20,000,000 shares of common stock, \$.001 par value (the "Pi[illegible]a Common Stock"), one share of which is issued and outstanding and own[illegible] Arizona, and 5,000,000 shares of preferred stock, \$.00[illegible] par value, none of whic[illegible]ssued and outstanding; and

WHEREAS, Piranha-Arizona intends to convert each issued and outstanding share of Piranha-Arizona Common Stock into 241.98427 shares of Piranha-Nevada Common Stock; and

WHEREAS, the Boards of Directors of Piranha-Arizona and Piranha-Nevada, the stockholders of Piranha-Arizona, and the sole stockholder of Piranha-Nevada have approved the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 Merger. On the Effective Date, as defined in Section 4.1 hereof, Piranha-Arizona shall be merged with and into Piranha-Nevada, which shall be the surviving corporation, and Piranha-Nevada at such time shall merge Piranha-Arizona with and into Piranha-Nevada. The corporate existence of Piranha-Nevada with all its purposes, powers, and objects shall continue unaffected and unimpaired by the Merger and Piranha-Nevada as it shall be constituted after the Effective Date is herein called the "Surviving Corporation." The Surviving Corporation shall, from and after the Effective Date, possess all of the rights, privileges, powers, and franchises of a public, as well as a private, nature and be subject to and liable for all the restrictions, disabilities, debts, liabilities, obligations, penalties and duties of each of the Constituent Corporations and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations in all property, real, personal, or mixed; and all debts due either of the Constituent Corporations on whatever account, including stock subscriptions and other things in action and all or every other interest of or belonging to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and no liability or obligation due or to become due at the Effective Date or any claim or demand for any cause then existing or action or proceeding pending by or against either of the Constituent Corporations or any stockholder, officer or director thereof shall be released or impaired by the Merger; and all rights of creditors and liens upon property, of either of the Constituent Corporations, shall be preserved unimpaired, all in accordance with, and with the effect stated in Section 92A.250 of the Nevada Revised Statutes, as amended. The separate existence and corporate organization of Piranha-Arizona shall cease upon the Effective Date and thereupon Piranha-Arizona and Piranha-Nevada shall be a single corporation, Piranha-Nevada.

1.2 Further Assurances. If at any time after the Effective Date the Surviving Corporation shall consider or be advised that any further assignment, assurances in law, or any other things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation, the title to any property or right of Piranha-Arizona acquired or to be acquired by reason of or as a result of the Merger, Piranha-Arizona and its proper officers and directors will, upon notice, execute and deliver such proper deeds, assignments, and assurances reasonably requested by the Surviving Corporation and do all things necessary or advisable to vest, perfect, or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Piranha-Arizona or otherwise to take any and all such actions.

ARTICLE II

CORPORATE GOVERNANCE

2.1 Charter. [illegible]rticles of Incorporation of Piranha-Nevada as in effect at the Effective Date shall be [illegible] [illegible]ies of Incorporation of the Surviving Corporation until the same shall be amended as pro[illegible] [illegible] law.

2.2 Bylaws. The Bylaws of Piranha-Nevada as in effect at the Effective Date shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended, or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation, or such Bylaws.

2.3 Officers and Directors. From and after the Effective Date, the officers and directors of Piranha-Nevada immediately prior to the Effective Date shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until his respective successor shall have been duly elected and qualified.

2.4 Governing Law. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada.

ARTICLE III

CONVERSION OF STOCK

3.1 Common Stock. On the Effective Date, each share of Piranha-Arizona Common Stock issued and outstanding immediately prior to the Effective Date then held by each Piranha-Arizona stockholder of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 241.98427 shares of Piranha-Nevada Common Stock and the single share of Piranha-Nevada outstanding immediately prior to the Effective Time will be cancelled. Piranha-Nevada Common Stock shall be entitled to one vote per share, irrespective of the voting rights relating to that share prior to its conversion from Piranha-Arizona Common Stock.

3.2 Options. Upon the Effective Date, each outstanding option to purchase shares of Piranha-Arizona Common Stock shall be converted into a number of shares of Piranha-Nevada Common Stock equal to the number of shares of Piranha-Arizona Common Stock subject to each option multiplied by 241.98427 at a price per share equal to the per share exercise price of the option as in effect at the Effective Date divided by 241.98427 and upon the same terms and subject to the same conditions as set forth in the Plan and other agreements entered into by Piranha-Arizona pertaining to such option. Piranha-Nevada shall reserve a number of shares of Common Stock for purposes of such options equal to the product of 241.98427 multiplied by the number of shares of Piranha-Arizona Common Stock reserved by Piranha-Arizona as of the

Effective Date. As of the effective time, Piranha-Nevada shall assume all obligations of Piranha-Arizona under agreements pertaining to such options.

3.3 Agreements. On the Effective Date, all agreements of any kind governing the Piranha-Arizona Common Stock, shall be adopted by Piranha-Nevada and shall apply to and inure to the benefit of the holders of Piranha-Arizona Common Stock.

3.4 Certificates and Agreements. After the Effective Date, each holder of outstanding certificates or agreements which, prior to the Effective Date, represented shares of Piranha-Arizona Common Stock, shall be deemed for all purposes to evidence ownership of and to represent shares of Piranha-Nevada Common Stock into which the securities of Piranha-Arizona represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Piranha-Arizona or its transfer agent of any such outstanding stock certificates shall until such certificate shall have been surrendered for transfer or otherwise accounted for to Piranha-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Piranha-Nevada securities evidenced by such outstanding certificates, as above provided.

ARTICLE IV

PROCEDURE TO EFFECT MERGER

4.1 Effective Date. The term "Effective Date" as used herein shall mean the date on which this Agreement shall become effective in accordance with the laws of the State of Nevada and the State of Arizona. Each of the Constituent Corporations hereby agrees to do promptly all of such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

4.2 Termination. This Agreement may be terminated for any reason by the mutual consent of the Boards of Directors of the Constituent Corporations whether before or after approval of this Agreement by the stockholders of Piranha-Arizona and/or Piranha-Nevada.

4.3 Amendment. At any time prior to the Effective Date, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of Piranha-Arizona and Piranha-Nevada shall not, without the approval of the holders of the requisite number of shares of capital stock of Piranha-Arizona or Piranha-Nevada, as the case may be, (a) alter or change the amount or kind of securities or rights to be received for or on conversion of all or any of the shares of capital stock of Piranha-Arizona or Piranha-Nevada, (b) alter or change any material term of the Articles of Incorporation of Piranha-Nevada or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of Piranha-Arizona or Piranha-Nevada.

4.4 Filing. A copy of this Agreement shall be maintained in the principal office of Piranha-Nevada. Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the States of Nevada and Arizona.

ARTICLE V

MISCELLANEOUS

5.1 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

5.2 Third Parties. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the Constituent Corporations or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

5.3 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to conflict of laws principles.

[SIGNATURES ON FOLLOWING PAGE].

IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate name by its duly authorized officers all as of the date first above written.

PIRANHA INTERACTIVE PUBLISHING, INC.,
an Arizona corporation

By: [signature]
Timothy M. Brannan, President

ATTEST:

[signature]
J. Wade Stallings II

PIRANHA INTERACTIVE PUBLISHING, INC.,
a Nevada corporation

By: [signature]
Timothy M. Brannan, President

ATTEST:

[signature]
J. Wade Stallings II

STATE OF ARIZONA)
)ss.
COUNTY OF MARICOPA)

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation, for and on behalf of the corporation.

Karen Ann Timmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
)ss.
COUNTY OF MARICOPA)

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by J. Wade Stallings II, the Secretary of PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation, for and on behalf of the corporation.

Karen Ann Timmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
)ss.
COUNTY OF MARICOPA)

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation, for and on behalf of the corporation.

Karen Ann Timmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

STATE OF ARIZONA)
)ss.
COUNTY OF MARICOPA)

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by J. Wade Stallings II, the Secretary of PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation, for and on behalf of the corporation.

Karen Ann Timmons
Notary Public

My commission expires:
My Commission Expires Oct. 15, 1997

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080018053-87
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/09/2008 1:30 AM
	Entity Number C24140-1996

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Piranha Interactive Publishing, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The board of directors has designated 100,000 shares of preferred stock, par value $0.001, as 2007 Series A Convertible Preferred Stock having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth in Exhibit A attached hereto and incorporated herein by reference.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PIRANHA INTERACTIVE PUBLISHING, INC.

DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF 2007 SERIES A CONVERTIBLE PREFERRED STOCK

Piranha Interactive Publishing, Inc., a Nevada corporation (the "Corporation") hereby adopts the following Designation of Rights, Privileges, and Preferences of 2007 Series A Convertible Preferred Stock (the "Designation"):

FIRST: The name of the Corporation is PIRANHA INTERACTIVE PUBLISHING, INC.

SECOND: The following resolution establishing a series of convertible preferred stock designated as the "2007 Series A Convertible Preferred Stock" consisting of 100,000 shares of the Corporation's preferred stock, par value $0.001, was duly adopted by the board of directors of the Corporation on October 1, 2007, in accordance with the articles of incorporation of the Corporation and the corporation laws of the State of Nevada:

RESOLVED, there is hereby created a series of preferred stock of the Corporation to be designated as the "2007 Series A Convertible Preferred Stock" consisting of 100,000 shares, par value $0.001, with the following powers, preferences, rights, qualifications, limitations, and restrictions:

1. <u>Liquidation</u>.

1.01. In the event of any involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the holders of the 2007 Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to $0.05 per share plus all unpaid dividends previously declared thereon to the date of final distribution. No distribution shall be made on any common stock or other series of preferred stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any 2007 Series A Convertible Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection.

1.02 In the event of any voluntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the holders of the 2007 Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to $0.05 per share. No distribution shall be made on any common stock or other series of preferred stock of the Corporation by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any 2007 Series A Convertible Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection.

1.03 If on any liquidation (whether complete or partial), dissolution, or winding, up of the Corporation, the assets of the Corporation available for distribution to holders of 2007 Series A Convertible Preferred Stock shall be insufficient to pay the holders of outstanding 2007 Series A Convertible Preferred Stock the full amounts to which they otherwise would be entitled under the Nevada Revised Business Corporation Act, the assets of the Corporation available for distribution to holders of the 2007 Series A Convertible Preferred Stock shall be distributed to them pro rata on the basis of the number of shares of 2007 Series A Convertible Preferred Stock held by each such holder.

2. Voting Rights. The 2007 Series A Convertible Preferred Stock shall be entitled to vote as a separate class and as a single class with the Common Stock of the Corporation, with each share of 2007 Series A Convertible Preferred Stock equal to 50 shares of Common Stock for voting purposes. Except to the extent that the consent of the holders of the 2007 Series A Convertible Preferred Stock, voting as a class, is specifically required by the provisions of the corporate law of the state of Nevada, as now existing or as hereafter amended, the Series A Convertible Preferred Stock shall vote as a class with the Common Stock; as such, each share of Series A Convertible Preferred Stock shall be counted, for voting purposes, as 50 votes of Common Stock.

3. Subordination. Any payment of any dividends or any redemption hereunder shall be subordinated to payment in full of all Senior Debt as defined herein. "Senior Debt" shall mean the principal of and premium, if any, and interest on all indebtedness of the Corporation to any financial institution, including, but not limited to, (i) banks whether currently outstanding or hereinafter created and whether or not such loans are secured or unsecured; (ii) any other indebtedness, liability, obligation, contingent or otherwise of the Corporation to guarantee endorsement of the contingent obligation with respect to any indebtedness, liability, or obligation whether created, assumed, or occurred by the Corporation and after the date of the creation of the 2007 Series A Convertible Preferred Stock, which is, when created, specifically designated by the Corporation as Senior Debt: and (iii) any refunding, renewals, or extensions of any indebtedness or similar obligations described as Senior Debt in subparagraphs (i) and (ii) above.

4. Redemption

4.01 Subject to the requirements and limitations of the corporation laws of the state of Nevada, the Corporation shall have the right to redeem shares of the 2007 Series A Convertible Preferred Stock on the following terms and conditions.

4.02 The shares of the 2007 Series A Convertible Preferred Stock are subject to redemption by the Corporation at any time after issuance pursuant to written notice of redemption given to the holders thereof on not less than 30 days, specifying the date on which the 2007 Series A Convertible Preferred Stock shall be redeemed (the "Redemption Date").

4.03 The redemption price for each share of 2007 Series A Convertible Preferred Stock shall be $0.05 per share; plus any unpaid dividends, if applicable, on such share as of the Redemption Date (the "Redemption Price").

4.04 Redemption of the 2007 Series A Convertible Preferred Stock shall be made in the following manner:

(a) At least ten (10) days prior to the date that written notice of redemption is given to the holders of the 2007 Series A Convertible Preferred Stock, the Corporation shall make appropriate arrangements with the Transfer Agent for the delivery of funds and/or Common Stock necessary to make payment of the Redemption Price for all shares of the 2007 Series A Convertible Preferred Stock redeemed by the Corporation.

(b) The holder of any shares of 2007 Series A Convertible Preferred Stock so redeemed shall be required to tender the certificates representing such shares, duly endorsed, to the Company in exchange for payment of the Redemption Price and reissuance of the balance of the 2007 Series A Convertible Preferred Stock not otherwise redeemed. On such surrender, the Company shall cause to be issued and delivered a check, with all reasonable dispatch to the holder and such name or names as the holder may designate.

(c) The Corporation may redeem a portion or all of the issued and outstanding shares of the 2007 Series A Convertible Preferred Stock; *provided*, that in the event that less than all of the outstanding shares of the 2007 Series A Convertible Preferred Stock are redeemed, such redemption shall be pro rata determined on the basis of the number of shares of the 2007 Series A Convertible Preferred Stock held by each holder reflected on the stock records and the total number of shares of 2007 Series A Convertible Preferred Stock outstanding.

5. <u>Additional Provisions</u>

5.01 No change in the provisions of the 2007 Series A Convertible Preferred Stock set forth in this Designation affecting any interests of the holders of any shares of 2007 Series A Convertible Preferred Stock shall be binding or effective unless such change shall have been approved or consented to by the holders of 2007 Series A Convertible Preferred Stock in the manner provided in the corporation laws of the state of Nevada, as the same may be amended from time to time.

5.02 The shares of 2007 Series A Convertible Preferred Stock shall be transferable only on the books of the Corporation maintained at its principal office, on delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the new certificate representing the share of 2007 Series A Convertible Preferred Stock so transferred to the person entitled thereto.

5.03 The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion or redemption of any share of 2007 Series A Convertible Preferred Stock.

5.04 Any notice required or permitted to be given to the holders of the 2007 Series A Convertible Preferred Stock under this Designation shall be deemed to have been duly given if mailed by first class mail, postage prepared to such holders at their respective addresses appearing

on the stock records maintained by or for the Corporation and shall be deemed to have been given as of the date deposited in the United States mail.

IN WITNESS WHEREOF, the foregoing Designation of Rights, Privileges, and Preferences of 2007 Series A Convertible Preferred Stock of the Corporation has been executed this 18 day of December, 2007.

PIRANHA INTERACTIVE PUBLISHING, INC.

ATTEST:

Angela Ross

Angela Ross, Secretary

_______, President

STATE OF ~~NEVADA~~ UTAH)
:ss
COUNTY OF SALT LAKE)

On 12-18, 2007, before me the undersigned, a notary public in and for the above county and state, personally appeared ______________ and ________, who being by me duly sworn, did state, each for himself, that he, ______________, is the president, and that he, ________, is the secretary, of ______________________, a Nevada corporation, and that the foregoing Designation of Rights, and Preferences of 2007 Series A Convertible Preferred Stock of ______________________, was signed on behalf of such corporation by authority of a resolution of its board of directors, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

MICHELLE STOTT
NOTARY PUBLIC - STATE OF UTAH
3364 WEST 3100 SOUTH
WEST VALLEY CITY UT 84119
My Comm. Exp. 10/01/2008

Michelle Stott
NOTARY PUBLIC

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080652616-36
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/30/2008 10:20 AM
	Entity Number C24140-1996

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

PIRANHA INTERACTIVE PUBLISHING, INC.

2. Description of the original document for which correction is being made:

Amendment to Articles of Incorporation-DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF 2007 SERIES A CONVERTIBLE PREFERRED STOCK

3. Filing date of the original document for which correction is being made: 1/9/2008

4. Description of the inaccuracy or defect.

The designation incorrectly referred to the preferred stock as convertible in its title referring to the preferred stock as the "2007 Series A Convertible Preferred Stock." Instead the title should have read "2007 Series A Preferred Stock" since there was no convertible feature in the preferred stock.

5. Correction of the inaccuracy or defect.

The following changes are hereby made to remove all reference to "convertible" by changing the title of the preferred stock to "2007 Series A Preferred Stock" as follows: The title is hereby changed to read: DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF 2007 SERIES A PREFERRED STOCK and all references to "2007 Series A Convertible Preferred Stock" shall be replaced with "2007 Series A Preferred Stock."

Unless otherwise corrected the designation shall remain unchanged.

6. Signature:

X

Authorized Signature — President (Title *) — 9/26/2008 (Date)

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090763328-10
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/28/2009 1:50 PM
	Entity Number C24140-1996

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

PIRANHA INTERACTIVE PUBLISHING, INC.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

The name of the Corporation has been changed to "Piranha Ventures, Inc.," the authorized capital has increased to 100,000,000, the 66 2/3 shareholder voting requirements and limitations on "business Combinations with "Interested Stockholders" have been removed all as stated on the attached Restated and Amended Articles of Incorporation incorporated herein by this reference.

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PIRANHA VENTURES, INC.

(FORMALLY PIRANHA INTERACTIVE PUBLISHING, INC.)

The following Restated and Amended Articles of Incorporation of Piranha Interactive Publishing, Inc. (the "Corporation") constitute amended and restated articles of incorporation of the Corporation, which supercede entirely the articles of incorporation filed with the Secretary of the State of Nevada on or about November 22, 1996.

ARTICLE I
NAME

The name of the Corporation shall be: Piranha Ventures, Inc. (the "Corporation").

ARTICLE II
PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES

The Corporation is organized for the purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue a total of 100,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 90,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The board of directors, under the powers provide in Nevada Revised Statutes section 78.2055, shall have the power to reverse split or consolidated the issued and outstanding shares of the Corporation without shareholder approval.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V
NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VI
NO CUMULATIVE VOTING

Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

ARTICLE VII
NO PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities

convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VIII
TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

ARTICLE IX
INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a) The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b) The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

ARTICLE X
LIMITATION ON DIRECTORS LIABILITY

To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE XII
AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

ARTICLE XIII
ADOPTION AND AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may

contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

ARTICLE XIV
GOVERNING BOARD

The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director or as otherwise specified in its bylaws or director's resolutions.

ARTICLE XV
POWERS OF GOVERNING BOARD

The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing.

The undersigned, being the duly authorized officer of the Corporation herein before named, hereby makes and files these restated and revised articles of incorporation, declaring and certifying that the facts contained herein are true, that the amendment and restated articles of incorporation was duly adopted and approved by the board of directors of the Corporation and that a majority of the shareholders of the Corporation approved such amendment and restatement on October 22, 2009.

DATED this 22nd day of October 2009.

Piranha Interactive Publishing, Inc.

By: ______________________
A duly Authorized Officer

Filed in the office of	Document Number 20110368589-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/17/2011 2:05 PM
	Entity Number C24140-1996

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Piranha Ventures, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

The articles of incorporation have been amended by amending Article Four to provide for 110,000,000 shares of capital stock; Article Four now provides: The Corporation is authorized to issue a total of 110,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.001 per share ("Common Stock"). The articles of incorporation have also been amended to provide for a reverse split so that on the effective date of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1:10 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 10 shares held prior to the reverse

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 82.56%

4. Effective date of filing: (optional) 6/13/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20110787798-40
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/02/2011 2:00 PM
	Entity Number C24140-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Piranha Ventures, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

There is hereby created, from the ten million (10,000,000) shares of preferred stock, par value $ 0.001 per share, of the Corporation authorized in Article Fourth of the Articles of Incorporation (the "Preferred Stock of the Corporation") a series of Convertible Preferred Stock of the Corporation consisting of Twenty Thousand (20,000) shares. The series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

1. Designation, Amount and Par Value.

The series of Convertible Preferred Stock of the Corporation consisting of Twenty Thousand (20,000) shares created pursuant to this Certificate of Designation (the "Certificate of Designation") shall be designated the "Series A Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be Twenty Thousand (20,000), par value $ 0.001.

(More descriptions continue in the attached page)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer Tan Lung Lai, President

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF PIRANHA VENTURES, INC.

(PURSUANT TO NRS 78.1955)

Piranha Ventures, Inc., a Nevada Corporation (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the Articles of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created, from the ten million (10,000,000) shares of preferred stock, par value $ 0.001 per share, of the Corporation authorized in Article Fourth of the Articles of Incorporation (the "Preferred Stock of the Corporation") a series of Convertible Preferred Stock of the Corporation consisting of Twenty Thousand (20,000) shares. The series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions:

1. Designation, Amount and Par Value.

The series of Convertible Preferred Stock of the Corporation consisting of Twenty Thousand (20,000) shares created pursuant to this Certificate of Designation (the "Certificate of Designation") shall be designated the "Series A Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be Twenty Thousand (20,000), par value $ 0.001. Any and all shares of the Series H Preferred Stock issued by the Corporation which have been paid for and delivered shall be deemed fully paid and holders of record of the outstanding shares of the Series A Preferred Stock shall not be liable for any further call or assessment thereon. Any and all shares of the Series A Preferred Stock issued by the Corporation shall be registered with the Corporation in the name of the holders of the Series A Preferred Stock, and shall appear on the share records of the Corporation in the name of the holders of the Series A Preferred Stock.

2. Conversion.

(A) The holders of Series A Preferred Stock shall have the right to convert the Twenty Thousand (20,000) shares of Series A Preferred Stock into an aggregate of Twenty Million (20,000,000) shares of Common Stock at the conversion rate of one thousand (1,000) shares of Common Stock for each share of Series A Preferred Stock.

(B) Before any holder of Series A Preferred Stock shall be entitled to convert, he or she shall surrender the certificate or certificates representing the Series A Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or its transfer agent, and shall give written notice to the Corporation at such office that he or she elects to convert the same. The holders of Series A Preferred Stock shall also deliver to the Corporation a Notice of Conversion, specifying therein the date on which such conversion shall be effected (such date, the "Conversion Date"), provided that such date is on or after the date of delivery of the Notice of Conversion. The Conversion Date is specified in a Notice of Conversion, or if the stated conversion date is prior to date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. The Corporation shall, on the date specified in the Notice of Conversion, or as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, if no date is specified in a Notice of Conversion, issue and deliver to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock as such holder is entitled as aforesaid. The Corporation will round down any fractional share resulting from the calculation of Common shares.

(C) The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

3. Voting Rights.

The holders of Series A Preferred Stock shall have voting rights as if the shares of the Series A Preferred Stock have been converted into shares of common stock, which is one thousand 1,000 votes per share of Series A Preferred Stock, as of the date of this Certificate of Designation, and as otherwise required by the Nevada Statutes.

4. Dividends.

The holders of Series A Preferred Stock shall be entitled to the dividend equal to the aggregate dividends for one thousand (1,000) shares of common stock for every one share of Series A Preferred Stock.

5. Tax Treatment of Dividends.

For federal income tax purposes, the Corporation shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes).

6. Rights upon Liquidation, Dissolution or Winding Up.

(A) Upon any "Liquidating Transaction" (hereinafter defined), the holders of the Series A Preferred Stock shall be entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series A Preferred Stock at the time of the liquidation.

(B) After payment of the full amount on the liquidating distributions to which each holder of the Series A Preferred Stock is entitled, the holder of the Series A Preferred Stock shall have no light or claim to any of the remaining assets of the Corporation.

(C) For purposes of this Certificate of Designation, a "Liquidating Transaction" of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a

direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

7. Assignment and Transfer

The holders of Series A Preferred Stock shall have the right to transfer each share of the Series A Preferred Stock to any third party at any time in such holder's sole and absolute discretion, subject to compliance with applicable securities laws.

8. Miscellaneous.

(A) Notice. Any notice or other communication required or permitted pursuant to this Certificate of Designation shall he sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid and addressed.

(B) Enforceability. If any provision which is contained in this Certificate of Designation, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Certificate of Designation and this Certificate of Designation shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C) Governing Law. This Certificate of Designation shall in all respects be construed, governed, pursuant to the internal laws of the State of Nevada without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Nevada and made pursuant to the laws of the State of Nevada, and enforced by courts of the State of New York. The Holder of the Series A Preferred Stock and the Corporation hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and

submit to personal jurisdiction over each of them by such courts. The Holder of the Series A Preferred Stock and Corporation hereby waive trial by jury and personal service of any and all process. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(D) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Certificate of Designation shall be deemed to have been made unless expressly in writing and signed by the Corporation against whom such waiver is charged; and (i) the failure of the Corporation to insist in anyone or more cases upon the performance of any of the provisions, covenants or conditions of this Certificate of Designation or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Certificate of Designation to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by the Corporation of one breach by another party shall be construed as a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this 12th day of October, 2011.

Piranha Ventures, Inc.,

By:____________________________

Tan Lung Lai
President, Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20110823115-74
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/21/2011 11:35 AM
	Entity Number C24140-1996

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Piranha Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Article One of the Articles of Incorporation has been amended as follows:

Article One: The Name of the Corporation is Realgold International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 991,951

4. Effective date and time of filing: (optional) Date: 12/05/2011 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Tan Lung Lai, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
	20120371603-15
Ross Miller	Filing Date and Time
Secretary of State	05/25/2012 2:17 PM
State of Nevada	Entity Number C24140-1996

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Realgold International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation have been amended by amending Article Four as follows:

Article Four: The Corporation is authorized to issue a total of 1,000,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value of $ 0.001 per share, and 990,000,000 shares of common stock, par value of $ 0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 20,995,951

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Tan Lung Lai, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130327313-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/16/2013 3:09 PM
	Entity Number C24140-1996

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Realgold International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One:

The name of the Corporation is Asia Travel Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 38,407,210

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Tan Lung Lai, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090704

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20180105077-21**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **03/07/2018 8:50 AM**
	Entity Number **C24140-1996**

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

Asia Travel Corporation

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

There are no previous criminal, administrative, FINRA, or SEC investigations, violations, or convictions concerning the Custodian or any of its affiliates.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Small Cap Compliance, LLC

Name of Custodian

X (signature)

Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180106115-15
	Filing Date and Time 03/07/2018 11:45 AM
	Entity Number C24140-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Asia Travel Corporation

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

IT IS HEREBY RESOLVED, the Corporation shall designate 10,000 shares as Series B Super Voting Preferred Stock with par value of $.001 and shall have no conversion rights.
FURTHER RESOLVED, that the Series B Super Voting Preferred Stock shall be entitled to voting rights equal to:
[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A, Series B and any newly designated Preferred stock issued and outstanding at the time of voting}]
Divided by:
[the number of shares of Series B Super Voting Preferred Stock issued and outstanding at the time of voting]
The holders of the Series B Super Voting Preferred Stock shall not be entitled to receive dividends.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B SUPER VOTING PREFERRED STOCK, $0.001 PAR VALUE PER SHARE

(PURSUANT TO NRS 78.1955)

The undersigned, Jeffrey J. Parker do hereby certify that:

1. They are the Officer and Director, respectively, of Asia Travel Corporation, a Nevada corporation (the "Corporation").

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which 20,000 shares of Series A Convertible Preferred Stock have been designated.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the "Board of Directors"):

WHEREAS, the certificate of incorporation of the Corporation, as amended, provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, up to 10,000 shares of the preferred stock, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

SERIES B PREFERRED STOCK

1.DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series B Super Voting Preferred Stock, $0.001 par value per share (the "Series B Super Voting Preferred Stock").

B. Number of Shares. The number of shares of Series B Super Voting Preferred Stock authorized shall be ten thousand (10,000) shares. Each share of Series B Super Voting Preferred Stock shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series B Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

2. LIQUIDATION AND REDEMPTION RIGHTS

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series B Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series B Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series A Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series A Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series B Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation's assets, unless the holders of Series B Super Voting Preferred Stock elect otherwise.

3. CONVERSION

No conversion of the Series B Super Voting Preferred Stock is permitted.

4. RANK

All shares of the Series B Super Voting Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.001 per share ("Common Stock"), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) *pari passu* with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

5. VOTING RIGHTS

A. If at least one share of Series B Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

B. Each individual share of Series B Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A, Series B and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series B Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

6. PROTECTION PROVISIONS

So long as any shares of Series B Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series B Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series B Super Voting Preferred so as to affect adversely the holders of Series B Super Voting Preferred Stock.

7. MISCELLANEOUS

A. Status of Redeemed Stock. In case any shares of Series B Super Voting Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (1) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Super Voting Preferred Stock granted hereunder may be waived as to all shares of Series B Super Voting Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series B Super Voting Preferred Stock.

D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner its set forth in this Section.

If to the Corporation:

Asia Travel Corporation
3609 Hammerkop Dr.
N. Las Vegas, NV. 89084

If to the holders of the Series B Super Voting Preferred Stock, to the address listed in the Corporation's books and records.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 2nd day of March 2018.

/s/ Jeffrey J. Parker

Name: Jeffrey J. Parker
Title: Officer, Director and Principal Financial Officer

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180107662-53
	Filing Date and Time 03/08/2018 9:26 AM
	Entity Number C24140-1996

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ASIA TRAVEL CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I. NAME

The name of the Corporation shall be: SQUARE CHAIN CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 3,555,570,020

4. Effective date and time of filing: (optional) Date: 03/08/2018 Time: 11:31 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.